                                                                    Exhibit 10.6

                               AMENDMENT NO. VIII
                                     TO THE
               PORTFOLIO INDEMNITY REINSURANCE AGREEMENT (A90-04)
                                    BETWEEN
                 THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK
                               NEW YORK, NEW YORK
                                      AND
                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
                               NEW YORK, NEW YORK

Except as hereinafter specified, all the terms and conditions of the Reinsurance Agreement effective the 31st day of December, 1990, amendments and addenda thereto, shall apply, and this Amendment is to be attached to and made part of the aforesaid Agreement.

It is mutually agreed that effective the 31st day of December, 1995 the following shall apply:

1.  "Contents page" - REVISED.

2.  Article III, Paragraph 26. "Material relied on" - REVISED.

3.  Article IV, "Definition of Reinsurance Premium" - REVISED.

4.  Article VIII, "Reinsuring Clause & Conditions Precedent" - REVISED.

5. Article IX, "Executory Contract and Set off" - REMOVED (Material covered under General Contract Law).

6.  Article X, "Insolvency of Company" - RELABELED Article IX.

7. Article XI, Arbitration, Litigation, and Choice of Law and Forum" - RELABELED Article X.

8.  Article XII, "Duration of Agreement" - Relabeled Article XI and paragraph 2
    - REVISED.

9. Article XIII, "Accounting upon Termination of Agreement" - RELABELED Article XII.

10. Article XIV, "Execution" - RELABELED Article XIII.

11. Schedule A -REVISED.

12. Schedule D, Part 1 - "Quarterly Reporting Period Reinsurance Reports" - REVISED.

13. Schedule D, Part II, Section G - "Audited Statutory and, if available, GAAP statements" - REMOVED.

14. Schedule D, Part II, Section I; "Leverage Worksheet" - REMOVED.

15. Schedule D, Part II, Section L; "Examination Reports" - REMOVED.

16. Schedule D, Part II, Section N; "Reinsurance Questionnaire For Federal Income Tax Considerations" - REMOVED.

17. Schedule D, Part II, Section H; "Policy by policy in force listing (in NYS format, if available" - RELABELED Section G.

18. Schedule D, Part II, Section J; "Any management letter from the Company's external auditors regarding reinsurance ceded" - RELABELED Section H.

19. Schedule D, Part II, Section K; "Statement of Actuarial Opinion with respect to policies reinsured" - RELABELED Section I.

20. Schedule D, Part II, Section M; "Modco interest calculation - showing X, Y, I, and CG" RELABELED Section J.

21. Schedule D, Part II, Section N; "Section 848 DAC Premium" - RELABELED Section K.

22. "Net Considerations Page" - REMOVED.

23. Schedule E, "Interest Rates" - REVISED.

24. Schedule F, "Experience Refund" - REVISED.

25. Addendum 1, paragraph 1; "Cash Flow (CF)" - REVISED.

                                    CONTENTS

ARTICLE I             REINSURANCE COVERAGE

ARTICLE II            COMMENCEMENT AND TERMINATION OF LIABILITY

ARTICLE III           GENERAL PROVISIONS

ARTICLE IV            DEFINITION OF REINSURANCE PREMIUM

ARTICLE V             DEFINITION OF FORMULA DIVIDENDS

ARTICLE VI            DEFINITION OF REINSURANCE BENEFITS

ARTICLE VII           ACCOUNTING AND REPORTING

ARTICLE VIII          REINSURING CLAUSE AND CONTRACTUAL CONDITIONS

ARTICLE IX            INSOLVENCY

ARTICLE X             ARBITRATION, LITIGATION AND CHOICE of LAW

ARTICLE XI            DURATION OF AGREEMENT

ARTICLE XII           ACCOUNTING UPON TERMINATION OF AGREEMENT

ARTICLE XIII          EXECUTION

SCHEDULE A            POLICY LISTING
SCHEDULE B            COMMISSION AND EXPENSE ALLOWANCES
SCHEDULE C            REPORTS
SCHEDULE D            QUARTERLY ACCOUNTING PERIOD REINSURANCE REPORTS
SCHEDULE E            INTEREST RATES
SCHEDULE F            EXPERIENCE REFUND

ADDENDUM 1
ACCOUNTING WORKSHEET

                                   ARTICLE III
                               GENERAL PROVISIONS

26. Material relied on. The material relied on includes the PTS profit runs but the Company has made no guarantees with respect to these runs.

                                   ARTICLE IV
                        DEFINITION OF REINSURANCE PREMIUM

    The Reinsurance Premium equals (1)+(3)-(2), which is payable to the reinsurer if positive, and payable to the ceder if negative, according to the terms of the "Reinsuring Clause."

1.  Initial Reinsurance Premium. The Initial Reinsurance Premium is the net of
(a)-(b), as defined below, as computed on the "Effective Date." The Initial Reinsurance Premium may be positive (due the Reinsurer) or negative (due to the Company), or zero.

    a. The Initial Coinsurance Reserves, as defined in Schedule A, less any premium deficiency reserves on the quota share of the Policies cited in Schedule A.

    b. The Initial Allowance as specified in Schedule B.

2. Terminal Premium. On full or partial recapture the Company and Reinsurer shall compute a Terminal Premium, which shall equal the Recapture Fee (defined in Addendum 1), less the Coinsurance Reserves.

3. Quarterly Reinsurance Premium. The Quarterly Reinsurance Premium shall be the net of (a)+(b)-(c)-(d)-(e)+(f)-(g) as defined below, and may be positive (due to the Reinsurer) or negative (due to the Company).

    a. Reinsurer's Share of Policy Premium. Policy Premiums are the gross premiums, including contract fees, collected from the policyholder with respect to the Risks Reinsured hereunder and described on Schedule A hereto, reduced by an amount equal to the Reinsurer's share of reinsurance premiums INCURRED by the Company for risks ceded under other reinsurance agreements. The Reinsurer's share of the Policy Premium is specified in Schedule A. Incurred Premiums equal paid premiums plus the increase in due plus deferred less advance premiums.

    b. Recapture Fee. On a full or partial recapture there shall be a Recapture Fee as defined in Addendum 1.

    c. Allowances.

        (a) Initial Allowances. The Initial allowances as set forth in Schedule B of this Agreement

        (b) Quarterly Allowances. The Allowances, which shall include an allowance for premium tax, are set forth in Schedule B of this Agreement.

    d. Surrender and Endowment Payments. Surrender and endowment payments shall equal the surrender and endowment payments INCURRED by the Company on the Risks Reinsured, net of any reinsurance coverages due and payable from other reinsurers of the Policies reinsured hereunder, regardless of whether such amounts due from other reinsurers are in fact or as a matter of law deemed to be collectible or uncollectible. In order to be reimbursed, the surrender or endowment payments must have occurred after the Effective Date and on or before the Termination Date.

    e. Policyholder Dividends. Policyholder dividends are determined by the next article.

    f. Modco reserve adjustment. Equals the beginning modco reserve plus interest at the modco rate defined in the Schedule E less then ending modco reserve.

    g. Experience Refunds, as determined by Schedule F.

4. Indivisibility of Reinsurance Premium. It is expressly understood that the pluses and minuses used to compute reinsurance premium shall never be treated as severable or divisible.

PAGE LEFT BLANK TO ACCOMMODATE NUMBERING (NO TEXT)

                                    ARTICLE V

                                   ARTICLE VI

                                  ARTICLE VII

                                  ARTICLE VIII
                   REINSURING CLAUSE AND CONDITIONS PRECEDENT

1. Reinsuring Clause. Despite the use of the word "paid", "payable" or "incured" elsewhere in this agreement, nothing shall be owed or paid either party, except as determined by this section of this Article.

The "cash flow" shall be the algebraic excess of Reinsurance Premiums over Reinsurance Benefits. If negative, such shall be paid to the Company. If positive such shall be payable to the Reinsurer, and applied as described in Paragraph 2.

If such amounts cannot be determined at such date on an exact basis, such payments may be determined on an estimated basis and any final adjustments are to be made within six (6) weeks after the end of the Accounting Period.

The Initial Reinsurance Premium is due on the Effective Date. If positive it is payable to the Reinsurer, as described in the following paragraph, and if negative it is paid to the Company.

The Terminal Reinsurance Premium is due on the Termination Date. If positive is it paid to the Reinsurer, and if negative is it paid to the Company.

2. Cash Payments and Coinsurance Reserve Adjustments. If the Cash Flow, as defined above is positive, this amount (which is an asset of the Reinsurer) shall be applied as follows:

        (a) first, as a cash payment to the Reinsurer to cover the risk and DAC charges, and then increase the Experience Account Asset if such is negative, until the Experience Account Asset reaches zero;

        (b) second, any remaining amount shall be applied to reduce the reinsurer's liability, namely the Coinsurance Reserve (and increase the modco reserve); but the Coinsurance Reserve (minus the Premium Deficiency Reserves) shall not be reduced below zero, and

        (c) third, any excess of the Cash Flow less risk and DAC charges over the Coinsurance Reserve shall be paid to the Reinsurer in cash.

If the Cash Flow is negative, this amount (which is an asset of the Company) shall be paid in cash.

3. Recoupment and Failure of Consideration. If either party of the Agreement fails to perform this Agreement in full, then the other party has the right to suspend performance, and if the defaults cannot be cured, without 90 days following delivery of written notice from the non-defaulting party to the defaulting party, to terminate the Agreement. Alternatively, the non-defaulting party can recoup damages from future quarterly settlements.

                                   ARTICLE IX
                             INSOLVENCY OF COMPANY

1. In the event of the insolvency of the Company, payments due the Company on all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver, or statutory successor on the basis of the liability of the Company under the policy or Policies reinsured without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the Reinsurer shall be given written notice of the pendency of a claim against the Insolvent Company on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor.

2. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

                                    ARTICLE X
              ARBITRATION, LITIGATION AND CHOICE OF LAW AND FORUM

1. Arbitration

    A. Any dispute arising from or relating to this Reinsurance Agreement or any transaction contemplated hereby or effected hereunder shall be submitted to and decided by arbitration in the manner hereinafter set forth. The arbitrators shall be disinterested and unbiased officers, or former officers, of either life insurance companies or the reinsurance departments of property and casualty insurance companies (other than, in each instance, either party to this Reinsurance Agreement or any affiliate of either party), and be knowledgeable in the insurance and reinsurance business. The party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof to the other party (hereinafter referred to as the "respondent") together with the claimant's notice of its intent to arbitrate. Within thirty (30) days after receiving such notice, the respondent shall also appoint an arbitrator and shall give written notice thereof to the claimant. If the respondent shall fail to appoint an arbitrator within such thirty (30) day period, the claimant shall select the second arbitrator.

    B. Prior to instituting a hearing, the two arbitrators chosen pursuant to paragraph A above shall choose a third arbitrator (hereinafter referred to as the "umpire"). If, within thirty (30) days following the appointment of the second arbitrator, the two arbitrators fail to agree upon the appointment of an umpire, each of them shall nominate five candidates within twenty (20) days thereafter. Each arbitrator shall then decline four of the candidates proposed by the other arbitrator. The umpire shall be chosen by lot from the two remaining candidates. Should the chosen umpire refuse to serve, the other remaining candidate shall be appointed umpire. Should the other remaining candidate also refuse to serve as umpire, the two arbitrators shall repeat the process set forth in this paragraph B until successful.

    C. Any arbitration instituted pursuant to this Article shall be held in New York, New York. The laws of the State of New York shall govern the interpretation and application of this Reinsurance Agreement. All proceedings before the panel shall be informal and the panel shall not be bound by any formal rules of evidence. Cross examination and rebuttal shall be permitted. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the arbitrators shall give due consideration to customary and standard practices in the reinsurance business. The arbitrators shall decide by a majority vote. The decision of the panel shall be in writing and shall state the reasons therefor. There shall be no appeal from their decision. Judgment may be entered on the decision of the arbitrators by any court having jurisdiction.

    D. If each party has chosen one arbitrator, each party shall bear the expense of its arbitrator. If one party has chosen the first two arbitrators, the parties shall jointly and equally bear the expense of such arbitrators. In either case, the parties shall jointly and equally bear the expense of the umpire. In addition, each party shall bear the expense of any outside attorneys or consultants employed by it.

    E. Submission of a matter to arbitration shall be a condition precedent to any right to seek injunction or other provisional relief pending the arbitration of a matter subject to arbitration pursuant to this Reinsurance Agreement.

2. Consent to Jurisdiction

        The intent of the parties to this Reinsurance Agreement is that all disputes arising from or relating to this Reinsurance Agreement or any transaction contemplated hereby or effected hereunder be submitted to and decided by arbitration. If for any reason, however, any such dispute is not submitted to or decided by arbitration, each party hereto irrevocably submits to the non-exclusive jurisdiction of any Federal court sitting in the City of New York, Borough of Manhattan (and, to the extent that such Federal courts do not have jurisdiction, to the jurisdiction of any New York State court sitting in the State of New York, Borough of Manhattan) over any suit, action or proceeding arising from or related to such dispute. To the fullest extent it may effectively do so under applicable law, each party and its successors or assigns or any receiver of such party, irrevocably waives and agrees not to assert, by way of motion as a defense or otherwise, any claim that is not subject to the subject-matter jurisdiction of any court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

3. Notice of Arbitration; Service of Process

        Any notices of the submission of a dispute to arbitration shall be sent by registered or certified mail, postage prepaid, return receipt requested, to the address of the party specified, and to the attention of the person specified, in this Agreement. In addition for purposes of any suit, action or proceeding referred to section 2 above, each party consents to process being served in the same manner, and agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

4. Choice of Law

        As stated above, in any arbitration proceeding, the laws of the State of New York shall govern the interpretation and application of this Reinsurance Agreement. In addition, for purposes of any suit, action or proceeding referred to in section 2 above, this Reinsurance Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of the State of New York, except that: (i) no effect shall be given to the principles of conflict of laws thereof; and (ii) and if the application of New York law would prevent arbitration, the arbitrability of the dispute shall be determined by the laws of the state of domicile of the ceding Company.

5. Survival

The provisions of this Article shall survive the termination of this Reinsurance Agreement.

                                   ARTICLE XI
                             DURATION OF AGREEMENT

1. Automatic Termination. If at the end of an accounting period, none of the Policies reinsured hereunder are in force, this Agreement shall automatically terminate.

2. Cancellation Due to Nonpayment. The Reinsurer may elect to cancel this Agreement if the Company fails to pay Reinsurance Premiums or other amounts due the Reinsurer, when due, provided the Reinsurer has given at least thirty (30) days prior written notice of its intent to cancel. The Company may avoid cancellation by paying all Reinsurance Premiums that are either delinquent or then due on or before the effective date of such election to terminate the Agreement. A Party may cancel if the duties of the Agreement are assigned by the Superintendent of Insurance acting as a Trustee in the event of an insolvency.

3. Recapture. The Company may recapture on or after January 2, 1998.

4. Termination of Liability. If recapture is elected by the Company, or if the Agreement is cancelled, subject to the provisions of paragraph 2 or 3 of this Article, both the Company and the Reinsurer shall be obligated to make and shall make the payments set forth in Article XII and Article VII.

                                   ARTICLE XII
                    ACCOUNTING UPON TERMINATION OF AGREEMENT

1.  In the event that this Agreement is terminated pursuant to the provisions of
    Article XI, a terminal accounting and settlement shall take place.

2.  The terminal accounting shall include:

    (i) the Net Amount Due from the Accounting Period Reinsurance Report for the final Accounting Period, plus,

    (ii) the Terminal Premium.

3. In the event that, subsequent to the terminal accounting and settlement as above provided, an adjustment is made with respect to any amount taken into account pursuant to Schedule D, a supplementary accounting shall take place pursuant to paragraph 2 of this Article. Any amount owed to the Reinsurer or the Company by reason of such supplementary accounting shall be paid promptly upon the completion thereof.

4. In the event of a partial recapture the recapture provisions will apply to the amount of business terminated.

                                  ARTICLE XIII
                                   EXECUTION

IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed in duplicate by their duly authorized representatives.

THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ Phillip A. Eisenberg,                        Sr. VP & Chief Actuary
    -------------------------                        ----------------------
                                                     Title
Attest:

    By:  /s/ Arnold N. Greenspoon                    AVP & Actuary
         ------------------------                    -------------
                                                     Title

    Date:  11/12/96
           --------

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Thomas S. Kabile               ,             Sr. VP
    -----------------------------------              ------
                                                     Title

Attest:

        By: /s/ Jeremy Stern                         Vice President
            ----------------                         --------------
                                                     Title

        Date:  11/13/96
               --------

                                   SCHEDULE A

                                 POLICY LISTING

1. Under this Agreement, the Reinsurer reinsures a 38% quota share of the risks on the blocks of insurance contracts issued by the Company, inforce on 12/31/95, and described below:

                      All Premium Paying life insurance policies, excluding Canadian policies, as of the Effective Date of this Agreement and any paid-up additions on those policies valued assuming American Experience, 1941 CSO, or 1958 CSO mortality and interest rates of 4.0 percent or less, except for policies with the following index numbers:
                      0060-0, 0512-0, 0990-9, 0513-0, 0520-0 and 0525-0.

     The Reinsurer will not participate in disability waiver, accidental death benefits or other miscellaneous benefits. Transfers to non-forfeiture status (extended term and reduced paid up, but not automatic premium loans) shall be considered surrenders.

2. The Reinsurer's share of the Policy Premium, as defined in Article IV, shall equal 100% times the applicable quota share percentage shown above.

3. The Initial Total Reserves shall equal the Exhibit 8 reserve (mortality), unreduced for due and deferred premiums; plus the Exhibit 7 reserve (dividends), as reported on page 3 lines 7.1, 7.2 and 8 of the NAIC blank. The Initial Modco Reserve shall equal the Initial Total Reserves less the Initial Allowance. The Initial Coinsurance Reserve shall equal the Initial Total Reserves less the Initial Modco Reserve.

                               SCHEDULE D - PART I

                 QUARTERLY REPORTING PERIOD REINSURANCE REPORTS

                             FROM MUTUAL OF NEW YORK

                     TO THE GUARDIAN LIFE INSURANCE COMPANY

                         for the quarter ending __/__/__

A.             Reinsurance Premium

               1.            Reinsurer's Share of Policy Premium

                             a.             Policy Premium                             _______________
                             b.             Premiums from Dividends                    _______________

               2.            Recapture Fees
               3.            Allowances (Schedule B)

                             a.             Per policy                                 _______________
                             b.             Percent of premium                         _______________

               4.            Surrender and Endowment Payments                          _______________
               5.            Policyholder Dividends                                    _______________
               6.            Modco reserve adjustment
                             a.             Beg Reserve                                _______________
                             b.             Modco rate                                 _______________
                             c.             Interest on the above                      _______________
                             d.             Ending Reserve                             _______________
                             e.             Adjustment = (a)+(c)-(d)                   _______________

               7.            Experience Refund                                         _______________

REINSURANCE PREMIUM

               = (1)+(2)-(3)-(4)-(5)+(6)-(7)                                           _______________

REINSURANCE BENEFITS

               1.            Death Benefits

                             a.             Death Benefits Paid                        _______________
                             b.             Expense of Compromised Claims              _______________
                             c.             Beginning Claim Reserve                    _______________
                             d.             Ending Claim Reserve                       _______________
                             e.             Incurred = a+b+c-b                         _______________

REINSURANCE BENEFITS = (1)+(2)+(3)                                                     _______________

CASH FLOW = Premium - Benefits

(Owed to Reinsurer if positive, owed to Co. if negative.)                              _______________
Increase in Coinsurance Reserve                                                        _______________
(before coinsurance reserve adjustment)

                               SCHEDULE D - PART I

                 QUARTERLY REPORTING PERIOD REINSURANCE REPORTS

                             FROM MUTUAL OF NEW YORK

                     TO THE GUARDIAN LIFE INSURANCE COMPANY

                         for the quarter ending __/__/__

B.             Policy Information

                                                          Policy Count                 Face Amount

Beginning                                                 ___________                  ____________
    Additions                                             ___________                  ____________
    Deaths                                                ___________                  ____________
    Surrenders                                            ___________                  ____________
    Matured Endowments                                    ___________                  ____________
    Other Subtractions                                    ___________                  ____________
Ending                                                    ___________                  ____________


C.             Reserve Information - Total Reserve

Exhibit 8A Reserve                                        ___________
Exhibit 8D                                                ___________
Exhibit 8E                                                ___________
Exhibit 8F                                                ___________
+  Advance Premium                                        ___________
-   Due Premium                                           ___________
-   Deferred Premium                                      ___________
NET RESERVE                                               ___________
+  Exhibit 8G1 Defic Res.                                 ___________
NET RESERVE incl. Defic.                                  ___________


D. Reserve by Type - excluding Premium Deficiency Reserves, which are coinsured.

                                              Total                       Modco                        Coins.
Beginning Reserve                           __________                  __________                   __________
Ending Reserve                              __________                  __________                   __________
Coins. Res. Adj.                            __________                  __________                   __________
Ending after CPA                            __________                  __________                   __________


                              SCHEDULE D - PART II

                                 ANNUAL REPORTS

The following reports shall be supplied to the Reinsurer.

A*   Policy Exhibit
B*   Additional Policy Exhibit Information - page 26.
C*   Analysis of Increase in Reserves - page 7 of NAIC blank
D*   New York State Analysis of Reserves
E DAC Premiums, under Section 848 of the Internal Revenue Code (see addenda 1 and 2)
F    Tax Reserves
G    Policy by Policy in force listing (in NYS format, if available)
H Any management letter from the Company's external auditors regarding reinsurance ceded
I*   Statement of Actuarial Opinion with respect to policies reinsured
J    Modco interest calculation - showing X, Y, I, and CG
K*   Section 848 DAC Premium

The description of some of the asterisk marked items (*) is given in more detail in an addendum.

                                   SCHEDULE E

                                 INTEREST RATES

1.   The Modified Coinsurance Interest Rate shall equal:

                             rate = (I+CG) / .5 (X+Y-I-CG)

     Here "I" equals investment income (Exhibit 2, line 10, column 7). Here "CG" equals realized capital gains (Exhibit 3, line 10, column 4) plus unrealized capital gains (Exhibit 4, line 10, column 4). Here "X" and "Y" equal the beginning and end of year "asset base." The "asset base" equals invested assets (page 2, line 10a), plus accrued investment income (Exhibit 2, line 10, columns 3+4-2-5) less borrowed money (page 3, line 22), less any write in liability which is in the nature of borrowed money. The I, CG, X and Y terms shall include the investment income and assets attributable to the Aegon block. (All line numbers are with respect to the 1994 annual statement, and shall be adjusted if the line numbers change.)

     If the modco rate is not available for a given reporting period it shall be based on the most recent annual statement data, and then trued up as of the 2nd Quarter of the following year.

2. Quarterly Interest on delayed payments due the Company or the Reinsurer shall be the modco rate, but not lower than one-fourth the valuation rate.

3. The Quarterly Experience Account Interest Rate shall be equal to the rate defined in paragraph 2 above, but not greater than the modco rate.

4. The Quarterly Risk Charge shall be deducted quarterly from the Experience Account Asset, and be based on the Coinsurance Reserves at the beginning of the quarter (or on the Effective Date) for the first quarter.

     On the first $20 million of the Coinsurance Reserves the risk charge shall equal:

     1995-1996                    0.375%
     1997-1998                    0.625%
     1999-later                   0.75%

     Any Coinsurance Reserves over $20 million shall have a risk charge of 0.3%.

                                   SCHEDULE F

                                EXPERIENCE REFUND

               The Experience Refund for 1996 and 1997 shall equal the excess of Reinsurance Premiums less Reinsurance Benefits computed without regard for the Experience Refund, and less any loss carryforward accumulated at interest at the Schedule E rate, and less excess capital gains for 1996 or 1997, where "excess capital gains" shall equal any capital gains in excess of 75 basis points times the modco reserves, and less any risk and DAC charges. The loss carryforward for 1996 shall be zero. The loss carryforward for 1997 shall equal any excess of 1996 Reinsurance Benefits over Reinsurance Premiums over the 1996 risk and DAC charges. After 1997 the experience refunds shall be discretionary with the reinsurer. For each quarter during 1996-1997 the payments to the parties shall reflect an estimated experience refund, based on the year to date results.

                                   ADDENDUM 1
                                    FORMULAS

        1. CASH FLOW (CF). The Cash flow on the effective date shall equal the Initial Premium. The Cash Flow for any subsequent quarter shall equal the Reinsurance Premiums less the Reinsurance Benefits. The Cash Flow shall also include the Terminal Premium for any contracts recaptured during the quarter, prior to the Termination Date.


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